UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

STERIS plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	1-37614	98-1203539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chancery House, 190 Waterside Road

Hamilton Industrial Park, Leicester LE5 1QZ

United Kingdom

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 0 116 276 8636

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Note Purchase Agreement

On January 23, 2017, STERIS plc (the “Company” or “STERIS”) entered into a Note Purchase Agreement with various institutional investors (the “Note Purchase Agreement”), providing for the private issuance and sale on February 27, 2017 by the Company of the Company’s fixed-rate Series A Senior Notes (the “Senior Notes”) in the aggregate principal amount of $95 million, €99 million and £75 million, or a total of approximately $296 million based upon closing exchange rates as of the date of signing of the Note Purchase Agreement. The Company’s obligations under the Note Purchase Agreement and the Senior Notes are unsecured but guaranteed by certain of the Company’s subsidiaries pursuant to an Affiliate Guaranty, which also was executed on January 23, 2017. All or substantially all of the net proceeds of the sales will be used to repay floating-rate bank debt under the Company’s bank credit facility, thereby increasing the Company’s proportion of fixed-rate debt. Total debt levels for the Company are expected to remain relatively unchanged after giving effect to these actions.

The Senior Notes have maturities of 10, 12 and 15 years. Details are as follows:

Series	Aggregate Principal Amount	Interest Rate	Maturity Date
A-1	$50 million	3.93%	2/27/27
A-2	€60 million	1.86%	2/27/27
A-3	$45 million	4.03%	2/27/29
A-4	€20 million	2.04%	2/27/29
A-5	£45 million	3.04%	2/27/29
A-6	€19 million	2.30%	2/27/32
A-7	£30 million	3.17%	2/27/32

The weighted average maturity and interest rate of the Senior Notes will be approximately 11.8 years and 2.98%, respectively, based upon closing exchange rates as of the date of signing of the Note Purchase Agreement. The Senior Notes are payable in full together with accrued and unpaid interest at their specified maturities or are payable in whole or in part on such earlier dates as may be required or permitted by the terms of the Note Purchase Agreement. Interest on the Senior Notes will accrue from February 27, 2017 and is payable in arrears, beginning in August, 2017 and every 6 months thereafter. Depending on the circumstances, a make-whole payment may be required when Senior Notes are paid prior to maturity. If Senior Notes denominated in euros or British pounds sterling and funded through cross-currency swaps are paid prior to maturity, an additional payment also may be required.

The Note Purchase Agreement contains customary representations and warranties and covenants, including restrictions on liens, limitations on dispositions, leverage limitations and interest coverage requirements. The Note Purchase Agreement also contains customary events of default, which include payment and other covenant defaults, breaches of representations and warranties, certain defaults in respect of other material indebtedness and certain ERISA defaults or failures to pay money judgments. Upon the occurrence of any of these events the Company’s payment obligations under the Senior Notes could be accelerated.

A number of the Senior Note purchasers also hold notes issued by STERIS Corporation in 2008, 2012-13 and 2015 private placements and guaranteed by the Company and certain of its other subsidiaries.

The above summary of certain terms and conditions of the Note Purchase Agreement does not purport to be a complete discussion of that agreement or related documents and is qualified in its entirety by reference to the Note Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1. Capitalized terms used above and not defined herein have the meanings given under the Note Purchase Agreement.

The Note Purchase Agreement and Affiliate Guaranty attached to this report, and the above description, have been included to provide investors and security holders with information regarding the terms of such documents. They are not intended to provide any other factual information about the Company or its respective subsidiaries or affiliates or equity holders. The representations, warranties and covenants contained in such documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to such documents, as applicable; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or any of its respective subsidiaries, affiliates, businesses, or equity holders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such documents, as applicable, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in such documents not in isolation but only in conjunction with the other information about the Company that it includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission.

Senior Executive Severance Plan

On January 25, 2017 the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved an amendment and restatement of the Company’s Senior Executive Severance Plan (the “Plan”). The Plan was originally adopted by the Company on November 2, 2015, and covers senior executives of the Company and its subsidiaries. The Plan amendments are largely minor and nonsubstantive and include clarifying provisions. The most significant changes include the designation of the Committee as Plan Administrator, inclusion of a Plan claims procedure, and modification of restrictive covenants.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above under Note Purchase Agreement is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Karen L. Burton has been appointed Vice President, Controller & Chief Accounting Officer effective January 26, 2017. Ms. Burton, age 49, joined STERIS Corporation, now a subsidiary of the Company, in September of 2004 and has served as STERIS Corporation’s Vice President, Corporate Controller from May, 2008 to the present.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Note Purchase Agreement dated as of January 23, 2017, among STERIS plc and each of the purchasers party thereto.*

10.2	Affiliate Guaranty, dated as of January 23, 2017, by STERIS plc and certain of its subsidiaries, pursuant to which such subsidiaries guaranty the Note Purchase Agreement and Notes issued pursuant thereto.

10.3	STERIS plc Senior Executive Severance Plan, as Amended and Restated Effective January 25, 2017.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This Current Report on Form 8-K may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to STERIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date the statement is made and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described in STERIS’s securities filings, including Item 1A of STERIS’s Annual Report on Form 10-K for the year ended March 31, 2016. Many of these important factors are outside of STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in STERIS’s securities filings or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products are summaries only and should not be considered the specific terms of the product clearance or literature. Unless legally required, STERIS does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) STERIS’s ability to meet expectations regarding the accounting and tax treatments of the Combination (the “Combination”) with STERIS Corporation and Synergy Health plc (“Synergy”), (b) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the Combination within the expected time-frames or at all and to successfully integrate the operations of the companies, (c) the integration of the operations of the companies being more difficult, time-consuming or costly than expected, (d) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (e) the retention of certain key employees of Synergy being difficult, (f) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including, changes in tax laws that would result in STERIS being treated as a domestic corporation for United States federal tax purposes, (g) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (h) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (i) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect STERIS’s performance, results, prospects or value, (j) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (k) the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s products and services, (l) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS’s businesses, industry or initiatives including, without limitation, those matters described in STERIS’s 10-K for the year ended March 31, 2016 and other securities filings, may adversely impact STERIS’s performance, results, prospects or value, (m) the impact on STERIS and its operations of the “Brexit vote,” (n) the possibility that anticipated financial results or benefits of recent acquisitions, including the Combination, or of STERIS’s restructuring efforts, or of recent divestitures will not be realized or will be other than anticipated and (o) the effects of the contractions in credit availability, as well as the ability of STERIS’s Customers and suppliers to adequately access the credit markets when needed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By:	/s/ J. Adam Zangerle
J. Adam Zangerle
Vice President, General Counsel & Secretary

Date: January 26, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note Purchase Agreement dated as of January 23, 2017, among STERIS plc and each of the purchasers party thereto.*

10.2	Affiliate Guaranty, dated as of January 23, 2017, by STERIS plc and certain of its subsidiaries, pursuant to which such subsidiaries guaranty the Note Purchase Agreement and Notes issued pursuant thereto

10.3	STERIS plc Senior Executive Severance Plan, as Amended and Restated Effective January 25, 2017.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.